Exhibit 99.1

J.B. Hunt Transport Services, Inc.	Contact: David G. Mee
615 J.B. Hunt Corporate Drive	Executive Vice President, Finance/Administration
Lowell, Arkansas 72745	and Chief Financial Officer
(NASDAQ: JBHT)	(479) 820-8363

FOR IMMEDIATE RELEASE

J.B. HUNT TRANSPORT SERVICES, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2015

■	Third Quarter 2015 Revenue:	$1.59 billion; down 1%
■	Third Quarter 2015 Operating Income:	$194 million; up 13%
■	Third Quarter 2015 EPS:	99 cents vs. 87 cents

LOWELL, ARKANSAS, October 14, 2015 - J.B. Hunt Transport Services, Inc., (NASDAQ:JBHT) announced third quarter 2015 net earnings of $115.1 million, or diluted earnings per share of 99 cents vs. third quarter 2014 net earnings of $102.4 million, or 87 cents per diluted share.

Total operating revenue for the current quarter was $1.59 billion, compared with $1.60 billion for the third quarter 2014. Customer rate increases, load growth of 3% in Intermodal (JBI), a 6% increase in revenue producing trucks and improved asset productivity, excluding fuel surcharges, in Dedicated Contract Services (DCS)™ , a 9% increase in load volume in Integrated Capacity Solutions (ICS) and 14% increase in truck count in our Truck (JBT) business segment could not offset the decrease in fuel surcharge revenue and tepid customer demand resulting in a decrease in consolidated revenue compared to prior year. Current quarter total operating revenue, excluding fuel surcharges, increased 8% vs. the comparable quarter 2014.

Operating income for the current quarter totaled $194 million vs. $172 million for the third quarter 2014. The increase in operating income from load growth, higher productivity and customer rate increases was partially offset by lower box turns from slower train speeds in some regions, increases in rail purchase transportation rates, increases in driver wages and recruiting costs and higher equipment ownership costs compared to third quarter 2014.

Interest expense in the current quarter increased from a year ago due to higher debt levels primarily from the timing of the issuance of new senior notes to refinance maturing senior notes. The effective income tax rate for both the current quarter and third quarter 2014 was 38.10%. We expect our 2015 annual tax rate to be approximately 38.10%.

Segment Information:

Intermodal (JBI)

■    Third Quarter 2015 Segment Revenue: $949 million; down 2%

■    Third Quarter 2015 Operating Income: $126.1 million; up 1%

Overall volumes increased 3% over the same period in 2014. The Eastern network load growth slowed to 1% and Transcontinental loads grew 4% over the third quarter 2014 as eastern network loads were challenged with recovering rail service while west coast import volumes began to improve. Revenue decreased 2% reflecting the 3% volume growth and an approximate 4.4% decrease in revenue per load, which is the combination of changes in customer rate, freight mix and fuel surcharges. Revenue per load excluding fuel surcharges increased approximately 5% compared to third quarter 2014.

Operating income increased 1% over prior year. Benefits from customer rate increases, reduced reliance on third party dray carriers and lower dray fleet maintenance costs were partially offset by increases in rail purchased transportation rates, equipment ownership costs including lower box utilization and increased costs to attract and retain drivers. The current period ended with approximately 77,900 units of trailing capacity and 5,040 power units assigned to the dray fleet.

Dedicated Contract Services (DCS)

■Third Quarter 2015 Segment Revenue: $370 million; up 3%

■Third Quarter 2015 Operating Income: $45.1 million; up 32%

DCS revenue increased 3% during the current quarter over the same period in 2014. Productivity (revenue per truck per week) decreased by approximately 4% vs. 2014 primarily from lower fuel surcharge revenue. Productivity excluding fuel surcharge revenue increased approximately 1.8% from a year ago primarily from customer rate increases and increased customer demand for capacity. A year-over-year net addition of 413 revenue producing trucks, 195 net additions compared to second quarter 2015, were in the fleet by the end of the quarter. Approximately 56% of these additions represent private fleet conversions versus traditional dedicated capacity services and primarily reflect new contract implementations in this and prior periods. Customer retention rates remain above 96% as value driven services continue to support necessary rate increases.

Operating income increased by 32% from a year ago. Revenue from new accounts, higher productivity excluding fuel surcharge revenue, less reliance on third party carrier capacity and lower equipment maintenance costs were partially offset with higher driver wages, higher driver recruiting costs and higher equipment ownership costs compared to the same period in 2014.

Integrated Capacity Solutions (ICS)

■ Third Quarter 2015 Segment Revenue:     $173 million; down 7%

■ Third Quarter 2015 Operating Income:      $ 11.5 million; up 36%

ICS revenue decreased 7% in the current quarter vs. the third quarter 2014. Load volume increased 9% while revenue per load decreased 14% due to lower fuel prices and freight mix changes driven by customer demand including less transactional or “spot” business. Contractual volumes increased 13% to approximately 66% of total load volume and 61% of total revenue in the current quarter compared to 65% and 58%, respectively, in third quarter 2014.

Operating income increased 36% over the same period 2014 primarily due to improved gross profit margin. Gross profit margin increased to 15.9% in the current quarter vs. 13.3% in the prior year. The increase in operating income was partially offset by increased personnel costs as the total branch count grew to 33 compared to 28 at the end of third quarter last year. ICS’s carrier base increased 17% and the employee count increased 13% vs. third quarter 2014.

Truck (JBT)

■ Third Quarter 2015 Segment Revenue: $ 98 million; up 2%

■ Third Quarter 2015 Operating Income: $ 11.2 million; up 159%

JBT revenue for the current quarter increased 2% from the same period in 2014. Revenue excluding fuel surcharge increased 10%, primarily from increased truck count and core rate increases of approximately 4.5%, but was partially offset by lower asset utilization. At the end of the period, JBT operated 2,100 tractors compared to 1,843 a year ago.

Operating income increased by 159% compared to third quarter 2014. Favorable changes in core rates, increased fleet count, lower equipment maintenance costs, lower safety and insurance costs and improved fuel economy were partially offset by increased driver and independent contractor costs per mile, increased driver hiring costs, and lower asset utilization compared to third quarter 2014.

Cash Flow and Capitalization:

At September 30, 2015, we had a total of $993 million outstanding on various debt instruments compared to $837 million at September 30, 2014 and $934 million at December 31, 2014.

Our net capital expenditures for the nine months ended September 30, 2015 approximated $431 million compared to $479 million for the same period 2014. At September 30, 2015, we had cash and cash equivalents of approximately $5.5 million.

We purchased approximately 2.2 million shares of our common stock during the quarter for $177.9 million. At September 30, 2015 we had approximately $1 million remaining under our share repurchase authorization. Shares outstanding at September 30, 2015 approximated 114.6 million.

This press release may contain forward-looking statements, which are based on information currently available. Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2014. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason. This press release and additional information will be available immediately to interested parties on our web site, www.jbhunt.com.

J.B. HUNT TRANSPORT SERVICES, INC. Condensed Consolidated Statements of Earnings (in thousands, except per share data) (unaudited)

	Three Months Ended September 30
	2015		2014
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$1,419,451		$1,316,951
Fuel surcharge revenues	167,043		284,205
Total operating revenues	1,586,494	100.0%	1,601,156	100.0%

Operating expenses
Rents and purchased transportation	770,148	48.5%	802,092	50.1%
Salaries, wages and employee benefits	351,651	22.2%	327,106	20.4%
Fuel and fuel taxes	76,755	4.8%	115,503	7.2%
Depreciation and amortization	86,201	5.4%	75,416	4.7%
Operating supplies and expenses	57,299	3.6%	56,978	3.6%
Insurance and claims	20,078	1.3%	21,904	1.4%
General and administrative expenses, net of asset dispositions	14,866	1.0%	15,057	0.9%
Operating taxes and licenses	10,683	0.7%	9,893	0.7%
Communication and utilities	4,967	0.3%	5,107	0.3%
Total operating expenses	1,392,648	87.8%	1,429,056	89.3%
Operating income	193,846	12.2%	172,100	10.7%
Net interest expense	7,838	0.5%	6,649	0.4%
Earnings before income taxes	186,008	11.7%	165,451	10.3%
Income taxes	70,869	4.4%	63,037	3.9%
Net earnings	$115,139	7.3%	$102,414	6.4%
Average diluted shares outstanding	116,282		118,221
Diluted earnings per share	$0.99		$0.87

J.B. HUNT TRANSPORT SERVICES, INC.

Condensed Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30
	2015		2014
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$4,043,991		$3,737,936
Fuel surcharge revenues	522,640		817,994
Total operating revenues	4,566,631	100.0%	4,555,930	100.0%

Operating expenses
Rents and purchased transportation	2,194,683	48.1%	2,282,992	50.1%
Salaries, wages and employee benefits	1,030,438	22.6%	951,517	20.9%
Fuel and fuel taxes	243,459	5.3%	352,452	7.7%
Depreciation and amortization	251,239	5.5%	216,109	4.7%
Operating supplies and expenses	164,497	3.6%	165,939	3.6%
Insurance and claims	55,714	1.2%	57,622	1.3%
General and administrative expenses, net of asset dispositions	56,471	1.3%	36,525	0.9%
Operating taxes and licenses	31,505	0.7%	28,517	0.7%
Communication and utilities	15,824	0.3%	15,620	0.3%
Total operating expenses	4,043,830	88.6%	4,107,293	90.2%
Operating income	522,801	11.4%	448,637	9.8%
Net interest expense	21,202	0.4%	21,358	0.4%
Earnings before income taxes	501,599	11.0%	427,279	9.4%
Income taxes	191,109	4.2%	162,793	3.6%
Net earnings	$310,490	6.8%	$264,486	5.8%
Average diluted shares outstanding	117,293		118,567
Diluted earnings per share	$2.65		$2.23

Financial Information By Segment
(in thousands)
(unaudited)

	Three Months Ended September 30
	2015		2014
		% Of		% Of
	Amount	Total	Amount	Total

Revenue

Intermodal	$948,779	60%	$963,568	60%
Dedicated	370,360	23%	361,030	22%
Integrated Capacity Solutions	172,894	11%	185,135	12%
Truck	97,521	6%	95,754	6%
Subtotal	1,589,554	100%	1,605,487	100%
Intersegment eliminations	(3,060)	(0%)	(4,331)	(0%)
Consolidated revenue	$1,586,494	100%	$1,601,156	100%

Operating income

Intermodal	$126,077	65%	$125,044	73%
Dedicated	45,123	23%	34,294	20%
Integrated Capacity Solutions	11,453	6%	8,442	5%
Truck	11,244	6%	4,333	2%
Other (1)	(51)	(0%)	(13)	(0%)
Operating income	$193,846	100%	$172,100	100%

	Nine Months Ended September 30
	2015		2014
		% Of		% Of
	Amount	Total	Amount	Total
Revenue

Intermodal	$2,697,537	59%	$2,729,731	60%
Dedicated	1,082,264	24%	1,030,802	23%
Integrated Capacity Solutions	509,985	11%	520,659	11%
Truck	286,218	6%	289,297	6%
Subtotal	4,576,004	100%	4,570,489	100%
Intersegment eliminations	(9,373)	(0%)	(14,559)	(0%)
Consolidated revenue	$4,566,631	100%	$4,555,930	100%

Operating income

Intermodal	$348,955	67%	$331,610	74%
Dedicated	121,511	23%	80,212	18%
Integrated Capacity Solutions	22,974	4%	20,788	5%
Truck	29,448	6%	16,144	3%
Other (1)	(87)	(0%)	(117)	(0%)
Operating income	$522,801	100%	$448,637	100%

(1) Includes corporate support activity

Operating Statistics by Segment
(unaudited)

	Three Months Ended September 30
	2015	2014

Intermodal

Loads	458,584	445,385
Average length of haul	1,660	1,645
Revenue per load	$2,069	$2,163
Average tractors during the period *	4,977	4,615

Tractors (end of period)
Company-owned	4,292	3,895
Independent contractor	750	754
Total tractors	5,042	4,649

Net change in trailing equipment during the period	1,658	1,954
Trailing equipment (end of period)	77,937	71,678
Average effective trailing equipment usage	74,669	70,516

Dedicated

Loads	578,628	544,304
Average length of haul	174	176
Revenue per truck per week**	$3,998	$4,170
Average trucks during the period***	7,098	6,650

Trucks (end of period)
Company-owned	6,758	6,252
Independent contractor	9	6
Customer-owned (Dedicated operated)	400	496
Total trucks	7,167	6,754

Trailing equipment (end of period)	21,141	20,027
Average effective trailing equipment usage	22,420	21,052

Integrated Capacity Solutions

Loads	127,016	116,401
Revenue per load	$1,361	$1,590
Gross profit margin	15.9%	13.3%
Employee count (end of period)	650	577
Approximate number of third-party carriers (end of period)	44,000	37,700

Truck

Loads	91,639	89,636
Average length of haul	454	419
Loaded miles (000)	41,376	37,674
Total miles (000)	49,213	44,436
Average nonpaid empty miles per load	80.9	73.6
Revenue per tractor per week**	$3,630	$4,109
Average tractors during the period *	2,080	1,816

Tractors (end of period)
Company-owned	1,471	1,249
Independent contractor	629	594
Total tractors	2,100	1,843

Trailers (end of period)	7,740	6,776
Average effective trailing equipment usage	6,610	5,816

* Includes company-owned and independent contractor tractors

** Using weighted workdays

*** Includes company-owned, independent contractor, and customer-owned trucks

Operating Statistics by Segment
(unaudited)

	Nine Months Ended September 30
	2015	2014

Intermodal

Loads	1,305,347	1,260,809
Average length of haul	1,648	1,652
Revenue per load	$2,067	$2,165
Average tractors during the period *	4,903	4,437

Tractors (end of period)
Company-owned	4,292	3,895
Independent contractor	750	754
Total tractors	5,042	4,649

Net change in trailing equipment during the period	4,639	5,699
Trailing equipment (end of period)	77,937	71,678
Average effective trailing equipment usage	71,395	67,750

Dedicated

Loads	1,671,407	1,553,092
Average length of haul	175	178
Revenue per truck per week**	$4,021	$4,069
Average trucks during the period***	6,957	6,559

Trucks (end of period)
Company-owned	6,758	6,252
Independent contractor	9	6
Customer-owned (Dedicated operated)	400	496
Total trucks	7,167	6,754

Trailing equipment (end of period)	21,141	20,027
Average effective trailing equipment usage	22,324	20,706

Integrated Capacity Solutions

Loads	371,060	329,287
Revenue per load	$1,374	$1,581
Gross profit margin	15.0%	12.7%
Employee count (end of period)	650	577
Approximate number of third-party carriers (end of period)	44,000	37,700

Truck

Loads	271,107	280,678
Average length of haul	446	404
Loaded miles (000)	120,366	113,389
Total miles (000)	142,419	133,625
Average nonpaid empty miles per load	77.8	69.7
Revenue per tractor per week**	$3,711	$4,063
Average tractors during the period*	2,015	1,862

Tractors (end of period)
Company-owned	1,471	1,249
Independent contractor	629	594
Total tractors	2,100	1,843

Trailers (end of period)	7,740	6,776
Average effective trailing equipment usage	6,342	5,788

* Includes company-owned and independent contractor tractors

** Using weighted workdays

*** Includes company-owned, independent contractor, and customer-owned trucks

J.B. HUNT TRANSPORT SERVICES, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,542	$5,961
Accounts Receivable	671,398	653,795
Prepaid expenses and other	72,600	201,743
Deferred income taxes	18,631	18,631
Total current assets	768,171	880,130
Property and equipment	3,957,722	3,719,757
Less accumulated depreciation	1,287,213	1,237,225
Net property and equipment	2,670,509	2,482,532
Other assets	80,584	34,455
	$3,519,264	$3,397,117

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Current debt	$-	$250,000
Trade accounts payable	355,671	325,838
Claims accruals	100,649	96,719
Accrued payroll	69,447	80,547
Other accrued expenses	18,281	17,966
Total current liabilities	544,048	771,070

Long-term debt	993,353	683,539
Other long-term liabilities	59,646	59,561
Deferred income taxes	673,030	678,424
Stockholders' equity	1,249,187	1,204,523
	$3,519,264	$3,397,117

Supplemental Data
(unaudited)

	September 30, 2015	December 31, 2014

Actual shares outstanding at end of period (000)	114,602	116,575

Book value per actual share outstanding at end of period	$10.90	$10.33

	Nine Months Ended September 30
	2015	2014

Net cash provided by operating activities (000)	$696,960	$486,365

Net capital expenditures (000)	$430,660	$479,225